UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2024

MultiPlan Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-39228	84-3536151
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

115 Fifth Avenue

New York, New York 10003

(212) 780-2000

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Shares of Class A Common Stock, $0.0001 par value per share	MPLN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

Transaction Support Agreement

On December 23, 2024, MultiPlan Corporation (“MultiPlan” or the “Company”) entered into an agreement (the “Transaction Support Agreement”) with certain ad hoc groups of noteholders and lenders (the “Ad Hoc Groups”), collectively beneficially owning (i) approximately 72% of the outstanding aggregate principal amount of 5.50% Senior Secured Notes due 2028 issued by MPH Acquisition Holdings LLC (“MPH”) (the “Existing Secured Notes”), (ii) approximately 89% of the outstanding aggregate principal amount of 5.750% Senior Notes due 2028 issued by MPH (the “Existing Unsecured Notes”), (iii) approximately 94% of the outstanding aggregate principal amount of 6.00% / 7.00% Convertible Senior PIK Toggle Notes due 2027 issued by MultiPlan (the “Existing Convertible Notes,” and, collectively with the Existing Secured Notes and the Existing Unsecured Notes, the “Old Notes”), (iv) 100% of lenders holding the existing Revolving Credit Commitments (the “Existing Revolving Credit Commitments”) under and as defined in that certain Credit Agreement, dated as of August 24, 2021 (as amended, restated, supplemented, or otherwise modified from time to time, the “Existing First Lien Credit Agreement”), by and among MPH, as borrower, MPH Acquisition Corp 1 (“Holdings”), the co-obligors from time to time party thereto, the lenders from time to time party thereto, and Goldman Sachs Lending Partners LLC (“Goldman Sachs”), as administrative agent, collateral agent, swingline lender and a letter of credit issuer and (v) approximately 60% of MPH’s existing Term Loans (the “Existing Term Loans”, and together with the Old Notes, the “Existing Indebtedness”) under and as defined in the Existing First Lien Credit Agreement, pursuant to which, among other things and subject to the terms and conditions set forth therein, the parties have agreed to:

•	support, approve, implement, cooperate with each of the relevant parties, and use commercially reasonable efforts to take all actions reasonably necessary to facilitate the implementation and consummation of the following transactions contemplated by the Transaction Support Agreement (the “Transactions”):

•	terminate the Existing Revolving Credit Commitments and incur $350 million in new “first-out” first lien revolving credit commitments (the “New Revolving Commitments”, and such facility, the “New Revolving Credit Facility”), which would extend the maturity of the Company’s existing revolving commitments from August 24, 2026, to December 31, 2029;

•	offer to exchange the Existing Term Loans set to mature in 2028 for a portion of (i) new “first-out” first lien term loans in an aggregate principal amount of up to $325,005,572 and (ii) new “second-out” first lien term loans in an aggregate principal amount of up to $1,143,936,928 (the “New Second-Out First Lien Term Loans”), with such new term loans maturing in 2030;

•	the Exchange Offers and the Consent Solicitations (each, as defined and described below); and

•	a consent solicitation to holders of Existing Term Loans and Existing Revolving Credit Commitments to eliminate substantially all covenants, certain default provisions, and substantially all representations and warranties in the Existing First Lien Credit Agreement, as well as release certain of the collateral and guarantors thereunder, which would have the effect of releasing (i) the same guarantors under the indentures governing the Existing Secured Notes and the Existing Unsecured Notes and (ii) the same collateral securing the Existing Secured Notes.

•	negotiate in good faith and use commercially reasonable efforts to execute, deliver, implement and effectuate definitive documents relating to the foregoing transactions that are consistent in all material respects with the Transaction Support Agreement (including the term sheet annexed thereto).

The Transaction Support Agreement contains certain covenants on the part of each of the parties thereto, including covenants that the applicable members of the Ad Hoc Groups support the Transactions, otherwise use good faith when negotiating the forms of the definitive documents that will govern the Transactions, and use commercially reasonable efforts to support and cooperate with the Company and one another in consummating the Transactions.

The Transaction Support Agreement also contains certain customary representations, warranties and other agreements by the parties thereto. Closing of any Transaction pursuant to the Transaction Support Agreement is subject to, and conditioned upon, the conditions precedent as set forth therein.

The foregoing description of the Transaction Support Agreement is not complete and is qualified in its entirety by reference to the Transaction Support Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

*****************

The representations, warranties and covenants of each party set forth in the Transaction Support Agreement have been made only for purposes of, and were and are solely for the benefit of the parties to, such agreement, may be subject to limitations agreed upon by the contracting parties, instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. In addition, certain representations and warranties were made only as of the date of the aforementioned agreement or such other date as is specified therein. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the aforementioned agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures. Accordingly, the aforementioned agreement has been included with this filing only to provide investors with information regarding the terms of the agreement, and not to provide investors with any other factual information regarding the parties, their respective affiliates or their respective businesses.

Item 7.01	Regulation FD Disclosure.

On December 24, 2024, the Company issued a press release announcing the entrance into the Transaction Support Agreement. The press release is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

The information, including the press release, furnished under this Item 7.01 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed incorporated by reference into any other filing by the Company under the Exchange Act or the Securities Act of 1933, as amended, except as otherwise expressly stated in such filing.

Item 8.01	Other Events

Commencement of the Exchange Offers and Consent Solicitations

As part of the Transactions, MultiPlan and MPH have commenced separate offers to exchange (each, an “Exchange Offer” and, together, the “Exchange Offers”) (i) the Existing Secured Notes for a portion of (a) new “first-out” first lien term loans to be issued by MPH (the “New First-Out First Lien Term Loans”), (b) new “second-out” 6.50% cash & 5.00% PIK first lien notes due 2030 to be issued by MPH (the “New Second-Out First Lien A Notes”) and (c) new “second-out” 5.75% first lien notes due 2030 to be issued by MPH (the “New Second-Out First Lien B Notes” and, together with the New Second-Out First Lien A Notes, the “New Second-Out First Lien Notes”) (collectively, the “Existing Secured Notes Exchange Offer”), (ii) the Existing Unsecured Notes for a portion of (a) New Second-Out First Lien A Notes, (b) New Second-Out First Lien B Notes and (c) new “third-out” 6.00% cash & 0.75% PIK first lien notes due 2031 to be issued by MPH (the “New Third-Out First Lien A Notes”) (collectively, the “Existing Unsecured Notes Exchange Offer”), (iii) the Existing Convertible Notes for a portion of (a) New Second-Out First Lien A Notes, (b) New Second-Out First Lien B Notes and (c) new “third-out” 6.00% cash & 0.75% PIK first lien notes due 2031 to be issued by MultiPlan (the “New Third-Out First Lien B Notes” and, together with the New Third-Out First Lien A Notes, the “New Third-Out First Lien Notes” and, such New Third-Out First Lien Notes and New Second-Out First Lien Notes, collectively, the “New Notes”) (collectively, the “Existing Convertible Notes Exchange Offer”) and (iv) the Existing Term Loans for a portion of (a) New First-Out First Lien Term Loans and (b) New Second-Out First Lien Term Loans (collectively, the “Existing Term Loans Exchange Offer”), in each case (as applicable), upon the terms and subject to the conditions described in a confidential exchange offer memorandum and consent solicitation statement distributed on December 24, 2024 (as it may be supplemented and amended from time to time, the “Offering Memorandum”) or upon the terms and subject to the conditions described in a notice and instruction form distributed on December 24, 2024 (as it may be supplemented and amended from time to time, the “Notice and Instruction Form”). References to “New Debt” in this Current Report on Form 8-K refer to the New First-Out First Lien Term Loans, the New Second-Out First Lien Term Loans and the New Notes. The New Third-Out First Lien A Notes and the New Third-Out First Lien B Notes will be secured equally and ratably on the same collateral, will be pari passu and will otherwise have identical payment priority, collateral priority and economic terms, notwithstanding that they will be issued by separate issuers.

The maximum aggregate principal amount of New First-Out First Lien Term Loans and New Second-Out First Lien A Notes that may be issued in exchange for the $1,050,000,000 aggregate principal amount of Existing Secured Notes in the Exchange Offer is equal to $187,005,000 and $294,000,000, respectively (each such maximum principal amount, such series’ “Secured Notes Maximum Exchange Amount”). The consummation of the Existing Secured Notes Exchange Offer is conditioned upon the participation by holders of a majority in aggregate principal amount of the Existing Secured Notes; accordingly, upon consummation of the Existing Secured Notes Exchange Offer, the amount of Existing Secured Notes tendered in the Exchange Offer will exceed the sum of (i) the Secured Notes Maximum Exchange Amount with respect to the New First-Out First Lien Term Loans plus (ii) the Secured Notes Maximum Exchange Amount with respect to the New Second-Out First Lien A Notes. Assuming 100% participation by holders of Existing Secured Notes, for each $1,000 principal amount of Existing Secured Notes validly tendered, Eligible Holders of the Existing Secured Notes (the “Secured Noteholder”) participating in the Existing Secured Notes Exchange Offer will receive $178.10 of New First-Out First Lien Term Loans, $280.00 of New Second-Out First Lien A Notes and $541.90 of New Second-Out First Lien B Notes. Assuming less than 100% participation by holders of Existing Secured Notes, first (x) the amount of New First-Out First Lien Term Loans each participating Secured Noteholder will receive will be increased on a Pro Rata (as defined below) basis and the amount of New Second-Out First Lien B Notes each participating Secured Noteholder will receive will be decreased on a Pro Rata basis until the aggregate amount of New First-Out First Lien Term Loans to be issued to all participating Secured Noteholders equals the Secured Notes Maximum Exchange Amount with respect to the New First-Out First Lien Term Loans, after which (y) the amount of New Second-Out First Lien A Notes each participating Secured Noteholder will receive will be increased on a Pro Rata basis and the amount of New Second-Out First Lien B Notes each participating Secured Noteholder will receive will be decreased on a Pro Rata basis until the aggregate amount of New Second-Out First Lien A Notes to be issued to all participating Secured Noteholders equals the Secured Notes Maximum Exchange Amount with respect to the New Second-Out First Lien A Notes.

The maximum aggregate principal amount of New Second-Out First Lien A Notes and New Second-Out First Lien B Notes that may be issued in exchange for the $979,827,000 aggregate principal amount of Existing Unsecured Notes in the Exchange Offer is equal to $134,275,492 and $87,733,710, respectively (each such maximum principal amount, such series’ “Unsecured Notes Maximum Exchange Amount”). The consummation of the Existing Unsecured Notes Exchange Offer is conditioned upon the participation by holders of a majority in aggregate principal amount of the Existing Unsecured Notes; accordingly, upon consummation of the Existing Unsecured Notes Exchange Offer, the amount of Existing Unsecured Notes tendered in the Exchange Offer will exceed the sum of (i) the Unsecured Notes Maximum Exchange Amount with respect to the New Second-Out First Lien A Notes plus (ii) the Unsecured Notes Maximum Exchange Amount with respect to the New Second-Out First Lien B Notes. Assuming 100% participation by holders of Existing Unsecured Notes, for each $1,000 principal amount of Existing Unsecured Notes validly tendered, Eligible Holders of the Existing Unsecured Notes (the “Unsecured Noteholder”) participating in the Existing Unsecured Notes Exchange Offer will receive $137.04 of New Second-Out First Lien A Notes, $89.54 of New Second-Out First Lien B Notes and $773.42 of New Third-Out First Lien A Notes. Assuming less than 100% participation by holders of Existing Unsecured Notes, first (x) the amount of New Second-Out First Lien A Notes each participating Unsecured Noteholder will receive will be increased on a Pro Rata basis and the amount of New Third-Out First Lien A Notes that each participating Unsecured Noteholder will receive will be decreased on a Pro Rata basis until the aggregate amount of New Second-Out First Lien A Notes to be issued to all participating Unsecured Noteholders equals the Unsecured Notes Maximum Exchange Amount with respect to the New Second-Out First Lien A Notes, after which (y) the amount of New Second-Out First Lien B Notes each participating Unsecured Noteholder will receive will be increased on a Pro Rata basis and the amount of New Third-Out First Lien A Notes each participating Unsecured Noteholder will receive will be decreased on a Pro Rata basis until the aggregate amount of New Second-Out First Lien B Notes to be issued to all participating Unsecured Noteholders equals the Unsecured Notes Maximum Exchange Amount with respect to the New Second-Out First Lien B Notes.

The maximum aggregate principal amount of New Second-Out First Lien A Notes and New Second-Out First Lien B Notes that may be issued in exchange for the $1,253,890,000 aggregate principal amount of Existing Convertible Notes in the Exchange Offer is equal to $171,833,086 and $112,273,311, respectively (each such maximum principal amount, such series’ “Convertible Notes Maximum Exchange Amount”). The consummation of the Existing Convertible Notes Exchange Offer is conditioned upon the participation by holders of a majority in aggregate principal amount of the Existing Convertible Notes; accordingly, upon consummation of the Existing Convertible Notes Exchange Offer, the amount of Existing Convertible Notes tendered in the Exchange Offer will exceed the sum of (i) Convertible Notes Maximum Exchange Amount with respect to the New Second-Out First Lien A Notes plus (ii) the Convertible Notes Maximum Exchange Amount with respect to the New Second-Out First Lien B Notes. Assuming 100% participation by holders of Existing Convertible Notes, for each $1,000 principal amount of Existing Convertible Notes validly tendered, Eligible Holders of the Existing Convertible Notes (“Convertible Noteholder”) participating in the Existing Convertible Notes Exchange Offer will receive $137.04 of New Second-Out First Lien A Notes, $89.54 of New Second-Out First Lien B Notes and $773.42 of New Third-Out First Lien B Notes. Assuming less than 100% participation by holders of Existing Convertible Notes, first (x) the amount of New Second-Out First Lien A Notes each participating Convertible Noteholder will receive will be increased on a Pro Rata basis and the amount of New Third-Out First Lien B Notes each participating Convertible Noteholder will receive will be decreased on a Pro Rata basis until the aggregate amount of New Second-Out First Lien A Notes to be issued to all participating Convertible Noteholders equals the Convertible Notes Maximum Exchange Amount with respect to the New Second-Out First Lien A Notes, after which (y) the amount of New Second-Out First Lien B Notes each participating Convertible Noteholder will receive will be increased on a Pro Rata basis and the amount of New Third-Out First Lien B Notes each participating Convertible Noteholder will receive will be decreased on a Pro Rata basis until the aggregate amount of New Second-Out First Lien B Notes to be issued to all participating Convertible Noteholders equals the Convertible Notes Maximum Exchange Amount with respect to the New Second-Out First Lien B Notes.

The maximum aggregate principal amount of New First-Out First Lien Term Loans and New Second-Out First Lien Term Loans that may be issued in exchange for the $1,281,937,500 aggregate principal amount of Existing Term Loans in the Existing Term Loans Exchange Offer is equal to $138,000,572 and $1,143,936,928, respectively (each such maximum principal amount, such class’s “New First Lien Term Loan Maximum Exchange Amount”, and together with the Secured Notes Maximum Exchange Amount, the Unsecured Notes Maximum Exchange Amount and the Convertible Notes Maximum Exchange Amount, the “Maximum Exchange Amount”). The consummation of the Existing Term Loans Exchange Offer is conditioned upon the participation by holders of a majority in aggregate principal amount of the Existing Term Loans; accordingly, upon consummation of the Existing Term Loans Exchange Offer, the amount of Existing Term Loans tendered in the Exchange Offer will exceed the New First Lien Term Loan Maximum Exchange Amount with respect to the New First-Out First Lien Term Loans. Assuming 100% participation by holders of Existing Term Loans and after giving effect to the amortization prepayment of $3,312,500 of Existing Term Loans to be paid on December 31, 2024, for each $1,000 principal amount of Existing Term Loans validly tendered, Eligible Holders of the Existing Term Loans (the “Existing Term Lender”) participating in the Existing Term Loans Exchange Offer will receive $107.65 of New First-Out First Lien Term Loans and $892.35 of New Second-Out First Lien Term Loans. Assuming less than 100% participation by holders of Existing Term Loans, the amount of New First-Out First Lien Term Loans each participating Existing Term Lender will receive will be increased on a Pro Rata basis and the amount of New Second-Out First Lien Term Loans each participating Existing Term Lender will receive will be decreased on a Pro Rata basis until the aggregate amount of New First-Out First Lien Term Loans to be issued to all participating Existing Term Lenders equals the New First Lien Term Loan Maximum Exchange Amount with respect to New First-Out First Lien Term Loans.

The Secured Noteholders, the Unsecured Noteholders and the Convertible Noteholders are collectively referred to in this Current Report on Form 8-K as each, an “Existing Noteholder” and collectively, the “Existing Noteholders.” For purposes of the paragraphs above, “Pro Rata” means, with respect to each participating Existing Noteholder’s and each participating Existing Term Lender’s applicable series of Existing Indebtedness (i) the amount of such Existing Noteholder’s or Existing Term Lender’s holdings of the applicable series of Existing Indebtedness, divided by (ii) the aggregate outstanding amount of the applicable series of Existing Indebtedness held by all participating Existing Noteholders or Existing Term Lenders, as applicable.

We reserve the right to increase the Maximum Exchange Amount in any Exchange Offer in our sole discretion without extending the Withdrawal Deadline (as defined in the Offering Memorandum) or otherwise reinstating withdrawal rights, subject to compliance with applicable law, the Transaction Support Agreement and the terms of our outstanding indebtedness.

In addition to the consideration described above, MPH and/or MultiPlan, as applicable, will pay in cash accrued and unpaid interest on the Old Notes and Existing Term Loans accepted in the Exchange Offers from the applicable latest interest payment date to, but not including, the settlement date of the Exchange Offers (the “Settlement Date”). Interest on the New Debt will accrue from the date of first issuance of the New Debt.

Simultaneously with the Exchange Offers, the Company announced that MultiPlan and MPH, as applicable, are soliciting consents (with respect to the Existing Term Loans, the Existing Revolving Credit Commitments and each series of Old Notes, a “Consent Solicitation” and, collectively, the “Consent Solicitations”) with respect to the Old Notes, on the terms and subject to the conditions set forth in the Offering Memorandum, (with respect to each series of Old Notes, a “Note Consent” and, collectively, the “Note Consents”) from Eligible Holders (as defined below) of such series of Old Notes to adopt certain proposed amendments (the “Old Notes Proposed Amendments”) to the indentures governing the Old Notes (collectively, the “Old Notes Indentures”) and, with respect to the Existing Term Loans and the Existing Revolving Credit Commitments, on the terms and subject to the conditions set forth in the Notice and Instruction Form, (a “Loan Consent” and, collectively, the “Loan Consents”, and together with the Notes Consents, the “Consents”) from Eligible Holders of such Existing Term Loans and/or Existing Revolving Credit Commitments to adopt certain proposed amendments (the “Existing First Lien Credit Agreement Proposed Amendments”, and together with the Old Notes Proposed Amendments, the “Proposed Amendments”) to the Existing First Lien Credit Agreement. The Proposed Amendments for each series of Old Notes would eliminate substantially all of the restrictive covenants as well as certain events of default and related provisions and definitions in the Old Notes Indentures as further set forth in the Offering Memorandum. The Proposed Amendments with respect to the Existing Convertible Notes would also amend the definition of “Fundamental Change” as set forth in the Offering Memorandum if consents from holders of at least 75% of the outstanding principal amount of the Existing Convertible Notes are received. The Proposed Amendments with respect to the Existing Secured Notes would also release all of the collateral securing the Existing Secured Notes if consents from holders of at least 66 2/3% of the outstanding principal amount of the Existing Secured Notes are received. The Proposed Amendments with respect to the Existing First Lien Credit Agreement would eliminate substantially all covenants, certain default provisions, and substantially all representations and warranties in the Existing First Lien Credit Agreement, as well as release certain of the collateral and guarantors thereunder, which would have the effect of releasing (i) the same guarantors under the indentures governing the Existing Secured Notes and the Existing Unsecured Notes and (ii) the same collateral securing the Existing Secured Notes.

The consummation of each of the Exchange Offers and Consent Solicitations is subject to customary conditions set forth in the Offering Memorandum and the Notice and Instruction Form.

Commencement of the Exchange Offers

A copy of the press release announcing the commencement of the Exchange Offers is attached as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.1	Transaction Support Agreement, dated as of December 23, 2024, by and among MultiPlan Corporation, MPH Acquisition Holdings LLC, and their subsidiaries and affiliates, certain ad hoc groups of noteholders and lenders party thereto, and other lenders party thereto.
99.1	Press Release announcing the Transaction Support Agreement, dated as of December 24, 2024.
99.2	Press Release announcing the Exchange Offers, dated as of December 24, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

No Offer or Solicitation

This Current Report is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote, consent or approval in any jurisdiction in connection with the issuance of New Debt, the Exchange Offers, the Consent Solicitations or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. In particular, this communication is not an offer of securities for sale into the United States. No offer of securities shall be made in the United States absent registration under the Securities Act or pursuant to an exemption from, or in a transaction not subject to, such registration requirements.

Forward-Looking Statements

This Current Report includes statements that express our management’s opinions, expectations, beliefs, plans, objectives, assumptions, or projections regarding future events or future results and therefore are, or may be deemed to be, “forward-looking statements”. These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “seeks,” “projects,” “forecasts,” “intends,” “plans,” “may,” “will,” or “should” or, in each case, their negative or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts, including the discussion of financial outlook and guidance, changes to our sales efforts, our stakeholder engagement strategies, and other operational enhancements, and our long-term prospects, including growth. Such forward-looking statements are based on available current market information and management’s expectations, beliefs and forecasts concerning future events impacting the business. Although we believe that these forward-looking statements are based on reasonable assumptions at the time they are made, you should be aware that these forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These factors include, but are not limited to: our ability to consummate the Exchange Offers, the Consent Solicitations and the other Transactions; our ability to execute and realize the expected benefits of the Transactions; the impact of the Transactions on the market price of our securities; litigation, including the outcome of any legal proceedings that may be instituted against us or others relating to the Transactions; diversion of our management’s attention away from our business on account of the Transactions; our ability to raise additional capital in the future; the risk that an insufficient number of Eligible Holders participate in the Exchange Offers; if the Transactions are not consummated, the potential delays and significant costs of alternative transactions, which may not be available to us on acceptable terms, or at all, which in turn may impact our ability to continue as a going concern; the adverse impact of failing to consummate the Transactions or otherwise deleveraging on our financial condition, business prospects and the market price of our securities; and the factors disclosed in our Securities and Exchange Commission filings from time to time, including, without limitation, those factors described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and our Quarterly Report on Form 10-Q for the nine months ended September 30, 2024. Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Forward-looking statements speak only as of the date made. The Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 26, 2024

MultiPlan Corporation

By:	/s/ Douglas Garis
Name:	Douglas Garis
Title:	Executive Vice President and Chief Financial Officer